UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KABUSHIKI KAISHA MITSUBISHI UFJ FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

MITSUBISHI UFJ FINANCIAL GROUP, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

7-1, Marunouchi 2-chome, Chiyoda-ku Tokyo, Japan	100-8330
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.	Not applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

RESTRICTED SHARE UNITS GRANTING RIGHTS TO COMMON STOCK

(title of class)

EXPLANATORY NOTE

This Amendment (“Amendment”) amends our registration statement on Form 8-A as filed with the U.S. Securities and Exchange Commission on November 10, 2010. This Amendment is being filed solely to file Exhibits 3, 4 and 5 to the Form 8-A. No other revisions are being made to the Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

Date: November 12, 2010	By:	/s/ HIROSHI SAITO

	Name:	Hiroshi Saito
	Title:	Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit 1(a).	Articles of Incorporation of Mitsubishi UFJ Financial Group, Inc., as amended on June 26, 2009 (English translation) (incorporated by reference to Exhibit 1(a) to Registrant’s annual report on Form 20-F (File No. 333-98061-99) filed on September 2, 2009).

Exhibit 1(b).	Corporation Meetings Regulations of Mitsubishi UFJ Financial Group, Inc., as amended on July 31, 2006 (English translation) (incorporated by reference to Exhibit 1(b) to Registrant’s annual report on Form 20-F (File No. 333-98061-99) filed on September 28, 2006).

Exhibit 1(c).	Board of Directors Regulations of Mitsubishi UFJ Financial Group, Inc., as amended on June 29, 2006 (English translation) (incorporated by reference to Exhibit 1(c) to Registrant’s annual report on Form 20-F (File No. 333-98061-99) filed on September 28, 2006).

Exhibit 1(d).	Share Handling Regulations of Mitsubishi UFJ Financial Group, Inc., as amended on June 26, 2009 (English Translation) (incorporated by reference to Exhibit 1(d) to Registrant’s annual report on Form 20-F (File No. 333-98061-99) filed on September 2, 2009).

Exhibit 2(a).	Form of American Depositary Receipt (incorporated by reference to Exhibit 2(a) to Registrant’s annual report on Form 20-F (File No. 333-98061-99) filed on September 28, 2006).

Exhibit 2(b).	Form of Deposit Agreement, amended and restated as of December 22, 2004, among Mitsubishi Tokyo Financial Group, Inc. (subsequently renamed Mitsubishi UFJ Financial Group, Inc.), The Bank of New York Mellon and the holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 2(b) to Registrant’s annual report on Form 20-F (File No. 333-98061-99) filed on September 28, 2006).

Exhibit 3.	UnionBanCal Corporation Stock Bonus Plan.*

Exhibit 4.	Trust under the UnionBanCal Corporation Stock Bonus Plan.*

Exhibit 5.	Form of UnionBanCal Corporation Stock Bonus Plan Restricted Share Unit Agreement.*

*	Filed herewith.

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